EXHIBIT 99.1

TERANCE L. KELLEY

Certified Public Accountant	3250 West Market Street Suite 307, Fairlawn, OH 44333 330-864-2265

February 13, 2004

US Securities and Exchange Commission

Washington DC

Dear Sirs:

On October 31, 2003 Terance L. Kelley, CPA, combined with another CPA to form the accounting firm of Pollard-Kelley Auditing Services, Inc. Hartville Group, Inc. there upon engaged Pollard-Kelley Auditing Services, Inc. as its successor independent auditor for Hartville Group, Inc.

This is to confirm that the client-auditor relationship between Hartville Group, Inc. and Terance L. Kelley, CPA ceased as of October 31, 2003 in regard to all accounting and auditing services and all quarterly reports up through and including October 31, 2003. For the most recent fiscal year and any subsequent interim period through Terance L. Kelley, CPA’s amalgamation into Pollard-Kelley Auditing Services, Inc. on October 31, 2003, there has been no disagreement between Hartville Group, Inc. and Terance L. Kelley, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Terance L. Kelley, CPA would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

I have read Item 4(a)(ii) included in the Form 8K dated February 13, 2003 of Hartville Group, Inc. filed with the Securities and Exchange Commission and am in agreement with the statements contained therein.

Very truly yours,

Terance L Kelley

Certified Public Accountant